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                                   Exhibit 4.2
                                                         Effective May 18, 2000


                                   BY-LAWS OF

                            THE ALLSTATE CORPORATION

                             A DELAWARE CORPORATION


                                    ARTICLE I

                                     OFFICES

         Section 1. REGISTERED OFFICE; REGISTERED AGENT. The registered office in the State of Delaware and the name of the corporation's registered agent at such address shall be as stated in the Second Article of the Certificate of Incorporation of The Allstate Corporation, as it may be amended from time to time.

         Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the corporation (the "Board of Directors") may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                                  STOCKHOLDERS

         Section 1. MEETINGS OF STOCKHOLDERS. All meetings of the stockholders for the election of directors shall be held at the registered office of the corporation, or at such other location within or without the State of Delaware as may be set forth in the notice of call. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of call.

         Section 2. ANNUAL MEETING. The annual meeting of stockholders shall be held each year at a time and place determined by the Board of Directors. At the annual meeting, the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. NOTICE OF ANNUAL MEETINGS. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten and not more than sixty days before the date of the meeting.

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         Section 4. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall be produced subject to the inspection of any stockholder who may be present.

         Section 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the certificate of incorporation, may only be called by the Chairman of the Board and Chief Executive Officer and shall be called by the Chairman of the Board and Chief Executive Officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of stockholders, stating the date, time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, at least ten and not more than sixty days before the date fixed for the meeting.

         Section 7. BUSINESS TRANSACTED AT SPECIAL MEETINGS. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. APPOINTMENT OF INSPECTORS OF ELECTION. The Board of Directors shall, in advance of sending to the stockholders any notice of a meeting of the holders of any class of shares, appoint one or more inspectors of election ("inspectors") to act at such meeting or any adjournment or postponement thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the Chairman of the Board and Chief Executive Officer shall appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspectors shall not be directors, officers or employees of the corporation.

         Section 9. QUORUM; ADJOURNMENT. Except as otherwise required by law or the certificate of incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders

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entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting to a later date without notice other than announcement at the meeting, until a quorum shall be present or represented. If at such later date, a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 10. VOTING POWER. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 11. VOTING; PROXIES. Except as otherwise provided by law or by the certificate of incorporation and subject to these by-laws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

         Section 12. BALLOTS. The vote on any matter, including the election of directors, shall be by written ballot. Each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

         Section 13. STOCK LEDGER. The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, any stockholder list required by these by-laws or the books of the corporation, or (ii) to vote in person or by proxy at any meeting of stockholders.

         Section 14. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the holders of any class or series of stock of the corporation entitled to vote generally in the election of directors may be taken only by vote at an annual or special meeting at which such action may be taken and may not be taken by written consent.

         Section 15. ADVANCE NOTICE OF STOCKHOLDER-PROPOSED BUSINESS AT ANNUAL MEETING. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction

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of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than ninety (90) nor more than one hundred and twenty (120) days prior to the one year anniversary of the date of the annual meeting of the previous year. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 15, PROVIDED, HOWEVER, that nothing in this Section 15 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 15 and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 16. NOMINATION OF DIRECTORS; ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS. Only persons who are nominated in accordance with the procedures set forth in this Section 16 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation at the annual meeting may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed for such purpose by the Board of Directors, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 16. Such nominations, other than those made by, or at the direction of, or under the authority of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the one year anniversary of the date of the annual meeting of the previous year. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14A under the Securities Exchange Act of 1934, as amended; and (b) as

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to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such proposed nominee to serve as director of the corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. POWERS. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         Section 2. NUMBER; ELECTION; TERM OF OFFICE. The Board of Directors shall consist of a minimum of three (3) directors and a maximum of fifteen (15) directors. The number of directors which shall constitute the initial Board of Directors shall be three (3). Thereafter, the number of directors shall be established from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until a successor is duly elected and qualified or his or her earlier resignation or removal.

         Section 3. FILLING OF VACANCIES. Vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum, and each director so chosen shall hold office until a successor is duly elected and qualified or his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 4. RESIGNATION. Any director may resign at any time upon written notice to the corporation. Such written resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board and Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

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         Section 5. MEETINGS OF THE BOARD OF DIRECTORS. The Board of Directors
of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 6. ANNUAL MEETINGS. The annual meeting of each newly elected Board of Directors shall be held without notice other than this by-law immediately after the annual meeting of stockholders.

         Section 7. REGULAR MEETINGS. Regular meetings, other than the annual meeting, of the Board of Directors may be held within or without the State of Delaware at such time and at such place as shall from time to time be determined by resolution of the Board of Directors.

         Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary on the request of the Chairman of the Board and Chief Executive Officer, or on the request in writing of one-third of the whole Board of Directors, stating the purpose or purposes of such meeting.

         Section 9. NOTICE OF MEETINGS. Notices of meetings, other than the annual meeting, shall be mailed to each director, addressed to each director at such director's residence or usual place of business, or the address where the director is known to be, not later than three days before the day on which the meeting is to be held, or shall be sent to either of such places by telegraph, by telecopy, by facsimile transmission or be communicated to each director personally or by telephone, not later than three hours before such meeting. Notice of any meeting of the Board of Directors need not be given to any director who shall sign a written waiver thereof either before or after the time stated therein for such meeting, or who shall be present at the meeting and participate in the business transacted thereat; and any and all business transacted at any meeting of the Board of Directors shall be fully effective without any notice thereof having been given, if all the members shall be present thereat. Unless limited by law, the certificate of incorporation, the by-laws, or by the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having so specially enumerated the matters to be acted upon.

         Section 10. ORGANIZATION. The Chairman of the Board and Chief Executive Officer shall preside at all meetings of the Board of Directors at which the Chairman of the Board and Chief Executive Officer is present. If the Chairman of the Board and Chief Executive Officer shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 10 to be performed by the Chairman of the Board and Chief Executive Officer at such meeting shall be performed at such meeting by one of the directors chosen by the members of the Board of Directors present at such meeting. The Secretary of the corporation shall act as the secretary at all meetings of the Board of Directors and in the Secretary's absence a temporary secretary shall be appointed by the chairman of the meeting.

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         Section 11. QUORUM; VOTING; ADJOURNMENT. Except as otherwise required by law or by the certificate of incorporation, at all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors who are present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 12. ACTION BY UNANIMOUS WRITTEN CONSENT. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

         Section 13. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee thereof, through the use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 14. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 15. COMMITTEE MEMBERS. Each member of any such committee shall hold office until such member's successor is elected and has qualified, unless such member sooner dies, resigns, or is removed. The number of directors which shall constitute any committee shall be determined by the whole Board of Directors from time to time. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         Section 16. COMMITTEE SECRETARY. The Board of Directors may elect a secretary of any such committee. If the Board of Directors does not elect such a secretary, the committee shall do so. The secretary of any committee need not be a member of the

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committee, but shall be selected from a member of the staff of the office of the
Secretary of the corporation, unless otherwise provided by the Board of Directors.

         Section 17. MINUTES OF COMMITTEE MEETINGS. The secretary of each committee shall keep regular minutes of the meetings of the committee, and shall provide copies of the minutes to the Secretary of the corporation, unless otherwise provided by the Board of Directors.

         Section 18. COMMITTEE MEETINGS. Meetings of committees of the Board of Directors may be held at any place, within or without the State of Delaware, as shall from time to time be designated by the Board of Directors or the committee in question. Regular meetings of any committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question and no notice shall be required for any regular meeting. A special meeting of any committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon the request of any member of the committee. Notices of special meetings shall be mailed to each member of the committee in question no later than two days before the day on which the meeting is to be held, or shall be sent by telegraph, by telecopy, or be delivered to such member personally or by telephone, no later than three hours before such meeting. Notices of any such meeting need not be given to any such member, however, who shall sign a written waiver thereof, whether before or after the meeting, or who shall be present at the meeting and participate in the business transacted thereat; and any and all business transacted at any meeting of any committee shall be fully effective without any notice thereof having been given, if all the members of the committee shall be present thereat. Unless limited by law, the certificate of incorporation, these by-laws, or by the terms of the notice thereof, any and all business may be transacted at any such special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

         Section 19. ACTION WITHOUT A COMMITTEE MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if all members of such committee consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the committee.

         Section 20. EXECUTIVE COMMITTEE. The Executive Committee shall consist of a director, who shall serve as chairman of the Executive Committee, and of such number of other directors, a majority of whom shall not be officers or employees of the corporation, not less than two, as shall from time to time be prescribed by the Board of Directors. The Executive Committee, unless otherwise provided by resolution of the Board of Directors, shall between meetings of the Board of Directors have all the powers of the Board of Directors and may perform all of the duties thereof, except that the Executive Committee shall have no authority as to the following matters: (i) submission to stockholders of any action that requires stockholders' authorization under the General Corporation Law of the State of Delaware; (ii) compensation of directors; (iii) amendment or repeal of these by-laws or the adoption of new by-laws; (iv) amendment or repeal of any resolution of the

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Board of Directors that by its terms may not be so amended or repealed; (v)
action in respect of dividends to stockholders; (vi) election of officers, directors or members of committees of the Board of Directors. Any action taken by the Executive Committee shall be subject to revision or alteration by the Board of Directors, provided that rights or acts of third parties vested or taken in reliance on such action prior to their written notice of any such revision or alteration shall not be adversely affected by such revision or alteration.

         Section 21. AUDIT COMMITTEE. The size of the Audit Committee shall be set from time to time by the Board of Directors, but will always consist of at least three directors. The members of the Audit Committee shall be appointed by the Board upon the recommendation of the Nominating and Governance Committee in accordance with the independence and experience requirements of the New York Stock Exchange.

         Upon completion of the audit of the Corporation each year, the Committee shall review the Corporation's annual financial statements, including major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements. The Committee shall review the independent public accountants' report on the annual financial statements. The Committee shall also review any filings with the Securities and Exchange Commission and other published documents containing the Corporation's annual financial statements. In performing these reviews, the Committee will confer with management, the Corporation's independent public accountants and its internal auditors.

         The Audit Committee shall review all recommendations made by the Corporation's independent public accountants and internal auditors to the Audit Committee or the Board of Directors with respect to accounting matters and the system of internal controls used by the Corporation. The Committee shall examine the scope of audits conducted by the Corporation's independent public accountants and internal auditors. The Committee shall review any reports from the Corporation's independent public accountants and internal auditors concerning compliance by management with governmental laws and regulations and with the Corporation's policies relating to ethics, conflicts of interest, perquisites and use of corporate assets. The Committee shall also, pursuant to applicable regulatory requirements and professional standards:

       - discuss with the independent public accountants judgments about the quality (not just the acceptability) of the accounting principles used in financial reporting;

       - prepare the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

         The Audit Committee shall meet with the Corporation's independent public accountants and/or internal auditors without management present whenever the Committee shall deem it appropriate. The Committee shall review with the General

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Counsel of the Corporation the status of legal matters that may have a material impact on the Corporation's financial statements.

         Annually, the Audit Committee shall review the qualifications of the Corporation's independent public accountants. The Audit Committee shall also receive periodic written reports from the independent public accountants regarding their independence and actively discuss such reports with the accountants. As part of such reviews, the Committee shall consider management's plans for engaging the accountants for management advisory services and shall determine whether any such engagements could impair the accountants' independence. The Committee shall also evaluate the performance of the independent public accountants and, if so determined by the Audit Committee, recommend that the Board replace them. Following this review, the Committee shall advise the Board of Directors with respect to the selection of independent public accountants to audit the Corporation's financial statements and to perform such other duties as the Board of Directors may prescribe. If any subsequent concerns regarding the accountants' independence are identified, the Committee shall recommend that the Board of Directors take appropriate action to satisfy itself of the accountants' independence.

         The Audit Committee shall have the power to conduct or authorize special projects or investigations related to matters that the Committee considers necessary to discharge its duties and responsibilities. It shall have the power to retain independent outside counsel, accountants or others to assist it in the conduct of any investigations and may use the Corporation's internal auditors for such purpose. The Committee is not expected to conduct investigations or to resolve disagreements, if any, between management and the independent public accountants.

         While the Audit Committee has the responsibilities and powers set forth in these By-Laws, the Committee is not required to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent public accountants.

         The Audit Committee shall also review and reassess the adequacy of this Section of these By-Laws on an annual basis and recommend any proposed changes to the Board of Directors.


         Section 22. COMPENSATION AND SUCCESSION COMMITTEE. The size of the Compensation and Succession Committee shall be set from time to time by the Board of Directors, but will always consist of at least two directors. The members of the Committee shall not be officers or employees of the corporation or any of its affiliates.

         The Compensation and Succession Committee shall make recommendations to the Board of Directors with respect to the following:

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-        The nominees for election as officers of the corporation (other than the Chairman and Chief Executive Officer) and the senior officer of each significant operating subsidiary of the corporation.

- The corporation's proxy statements and form of proxy for its annual meetings.

- The administration of the salaries, bonuses, and other compensation to be paid to the elected officers of the corporation, including the terms and conditions of their employment.

         The Compensation and Succession Committee shall administer all stock option and other benefit plans (unless otherwise specified in plan documents) affecting the direct and indirect remuneration of officers of the corporation and its subsidiaries.

         Annually, the Compensation and Succession Committee shall review the management organization of the corporation and succession plans for the senior officer of each significant operating subsidiary of the corporation and shall confer with the Chairman and Chief Executive Officer regarding the persons he or she considers qualified to fill any vacancy that may occur in such offices.

         Section 23. NOMINATING AND GOVERNANCE COMMITTEE. The size of the Nominating and Governance Committee shall be set from time to time by the Board of Directors, but will always consist of at least two directors. The members of the Committee shall not be officers or employees of the corporation or any of its affiliates.

         The Nominating and Governance Committee shall make recommendations to the Board of Directors with respect to the following:

-        The appropriate size and composition of the Board of Directors.

- The nominees for election to the Board of Directors for whom the corporation should solicit proxies.

-        The nominees for election to all committees of the Board of Directors.

-        The nominees for election as Chairman and Chief Executive Officer.

-        Plans for the annual stockholders' meeting.

-        The policies and practices on stockholder voting.

- The nominees to serve as proxies in connection with the annual stockholders' meetings.

- The corporation's proxy statements and form of proxy for its annual meetings.

-        Establishment of guidelines on corporate governance.

- Determination of criteria for assessment of performance of the Board of Directors.

- The administration of all compensation to be paid to directors of the corporation who are not officers or employees of the corporation or any of its affiliates.

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-        Periodic review of the performance of the Chairman and Chief Executive
         Officer.

         Either the Chairman of the Board or the Nominating and Governance Committee itself recommends to the Board, and the Board designates, the members and chairman of the Nominating and Governance Committee.

         Section 24. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors by written resolution. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

       Section 1. DEFINITIONS. As used in this Article:

       (A)    "acted properly" as to any employee shall mean that such person

              (i)    acted in good faith;

              (ii) acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

              (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

       The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act properly.

       (B) "covered person" shall mean an Indemnitee (as defined below) or an Employee Indemnitee (as defined below).

       (C) "Employee Indemnitee" shall mean any non-officer employee of the corporation (but not subsidiaries of the corporation).

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       (D)    "expenses" shall include attorneys' fees and expenses and any attorneys' fees and expenses of establishing a right to indemnification under this Article.

       (E)    "Indemnitee" shall mean any person who is or was

              (i) a director or officer of the corporation and/or any subsidiary;

              (ii) a trustee or a fiduciary under any employee pension, profit sharing, welfare or similar plan or trust of the corporation and/or any subsidiary; or

              (iii) serving at the request of the corporation as a director or officer of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise, (which shall, for the purpose of this Article be deemed to include not-for-profit or for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare or similar plan or trust.

       (F) "proceeding" shall mean any threatened, pending or completed action or proceeding, whether civil or criminal, and whether judicial, legislative or administrative and shall include investigative action by any person or body.

       (G) "subsidiary" shall mean a corporation, 50% or more of the shares of which at the time outstanding having voting power for the election of directors are owned directly or indirectly by the corporation or by one or more subsidiaries or by the corporation and one or more subsidiaries.

       Section 2. INDEMNIFICATION.

       (A) The corporation shall indemnify any Indemnitee to the fullest extent permitted under law (as the same now or hereafter exists), who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an Indemnitee against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her.

       (B) The corporation shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such

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

              person is or was an employee against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if such person acted properly.

       (C) The corporation shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee against amounts paid in settlement and against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding if he or she acted properly, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 3. ADVANCES. Expenses incurred in defending a proceeding shall be paid by the corporation to or on behalf of a covered person in advance of the final disposition of such proceeding if the corporation shall have received an undertaking by or on behalf of such person to repay such amounts unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article.

         Section 4. PROCEDURES FOR INDEMNIFICATION OR ADVANCE. Any indemnification or advance under Sections 2 or 3 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific proceeding upon a determination that indemnification or advancement to a covered person is proper in the circumstances. Such determination shall be made:

       (A) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not made parties to such proceeding, or

       (B) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

       (C) in the absence of a determination made under (A) or (B), by the stockholders.

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

         Section 5. INDEMNIFICATION - OTHER ENTITIES. The corporation shall indemnify or advance funds to any Indemnitee described in Section 1(E)(iii) only after such person shall have sought indemnification or an advance from the corporation, partnership, joint venture, trust or other enterprise in which he or she was serving at the corporation's request, shall have failed to receive such indemnification or advance and shall have assigned irrevocably to the corporation any right to receive indemnification which he or she might be entitled to assert against such other corporation, partnership, joint venture, trust or other enterprise.

         Section 6. MISCELLANEOUS.

         (A)    The indemnification provided to a covered person by this
                Article:

                (i) shall not be deemed exclusive of any other rights to which such person may be entitled by law or under any articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise;

               (ii) shall inure to the benefit of the legal representatives of such person or his or her estate, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such person; and

              (iii) shall be a contract right between the corporation and each such person who serves in any such capacity at any time while this Article IV is in effect, and any repeal or modification of this Article IV shall not affect any rights or obligations then existing with respect to any state of facts or any proceedings then existing.

         (B) The indemnification and advances provided to a covered person by this Article shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such person taken prior to the effective date of this Article; provided that payment of such claims had not been agreed to or denied by the corporation at the effective date.

         (C) The corporation shall have the power to purchase and maintain insurance on behalf of any covered person against any liability asserted against him or her and incurred by him or her as a covered person or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article. The corporation shall also have power to purchase and maintain insurance to indemnify the corporation for any obligation which it may incur as a result of the indemnification of covered persons under the provisions of this Article.

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

         (D) The invalidity or unenforceability of any provision in this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

                                    ARTICLE V

                                     NOTICES

         Section 1. NOTICE. Except as otherwise specifically provided for in these by-laws, notices to directors and stockholders shall be in writing and delivered personally or mailed, or given by telephone, by telecopy, by telegram, by facsimile transmission or by other similar means of communication, to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same is mailed.

         Section 2. WAIVER. Whenever any notice is required to be given by law or by the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any person who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. In the case of directors, such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the Secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.


                                   ARTICLE VI

                                    OFFICERS

         Section 1. GENERAL. The officers of the corporation shall be elected by the Board of Directors and shall be a Chairman of the Board and Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may also choose one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, with the exception of the offices of Chairman of the Board and Chief Executive Officer and Secretary. The officers of the corporation need not be stockholders or directors of the corporation.

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

         Section 2. ELECTION. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.

         Section 3. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 4. COMPENSATION. The salaries of all officers of the corporation shall be fixed by the Board of Directors, acting directly or through the Compensation and Succession Committee.

         Section 5. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

         Section 6. CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. The Chairman of the Board and Chief Executive Officer shall be a member of the Board of Directors and shall be an officer of the corporation. The Chairman of the Board and Chief Executive Officer shall be the chief executive officer of the corporation and shall direct, coordinate and control the corporation's business and activities and its operating expenses and capital expenditures, shall have general authority to exercise all the powers necessary for the chief executive officer of the corporation and shall perform such other duties and have such other powers as may properly belong to his or her office or as shall be prescribed from time to time by the Board of Directors or these by-laws, all in accordance with basic policies as established by and subject to the control of the Board of Directors. The Chairman of the Board and Chief Executive Officer shall preside at all meetings of the Board of Directors, and of the stockholders, at which he or she is present. In the absence or disability of the Chairman of the Board and Chief Executive Officer, the duties of the Chairman of the Board and Chief Executive Officer shall be performed and his or her authority shall be exercised by the President and Chief Operating Officer, or in the absence or inability of the President and Chief Operating Officer, by one of the Vice Presidents designated for this purpose by the Board of Directors.

         Section 7. PRESIDENT. The President shall be the Chief Operating Officer of the Company and shall have general administrative control and supervision over the operations of the Company subject to the supervision of the Chairman of the Board. He or she shall, in the absence or inability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. He or she shall execute bonds,

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

mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. He or she shall also perform such other duties as may properly belong to his or her office or as shall be prescribed from time to time by the Chairman of the Board or by the Board of Directors.

         Section 8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the corporation shall, under the direction of the Chairman of the Board and Chief Executive Officer, be responsible for all financial and accounting matters. The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors, the Chairman of the Board, or these by-laws may, from time to time, prescribe.

         Section 9. VICE PRESIDENTS. Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Chairman of the Board and Chief Executive Officer or by the Board of Directors. In the absence or in the case of inability of the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer to act, the Board of Directors may designate which one of the Vice Presidents shall be the acting Chairman of the Board and Chief Executive Officer of the corporation during such absence or inability, whereupon such acting Chairman of the Board and Chief Executive Officer shall have all the powers and perform all of the duties incident to the office of Chairman of the Board and Chief Executive Officer during the absence or inability of the Chairman of the Board and Chief Executive Officer to act.

         Section 10. CONTROLLER. The Controller shall, under the direction of the Chairman of the Board and Chief Executive Officer and the Chief Financial Officer, have general charge, control, and supervision over the accounting and auditing affairs of the corporation. The Controller or such persons as the Controller shall designate shall have responsibility for the custody and safekeeping of all permanent financial and accounting records and papers of the corporation. The Controller shall have responsibility for the preparation and maintenance of the books of account and of the accounting records and papers of the corporation; shall supervise the preparation of all financial statements and reports on the operation and condition of the business; shall have responsibility for the establishment of financial procedures, records, and forms used by the corporation; shall have responsibility for the filing of all financial reports and returns, required by law; shall render to the Chairman of the Board and Chief Executive Officer, the Chief Financial Officer or the Board of Directors, whenever they may require, an account of the Controller's transactions; and in general shall have such other powers and perform such other duties as are incident to the office of Controller and as the Board of Directors, the Chairman of the Board and Chief Executive Officer, the Chief Financial Officer, or these by-laws may, from time to time, prescribe.

         Section 11. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose,

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

shall perform like duties for the standing or special committees when required and shall have such other powers and perform such other duties as the Board of Directors, the Chairman of the Board and Chief Executive Officer or these by-laws may, from time to time, prescribe. Under the Chairman of the Board and Chief Executive Officer's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law. The Secretary shall keep in safe custody the seal of the corporation, shall have the authority to affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary.

         Section 12. ASSISTANT SECRETARIES. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board and Chief Executive Officer may, from time to time, prescribe.

         Section 13. TREASURER. The Treasurer shall, under the direction of the Chairman of the Board and Chief Executive Officer, have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Chairman of the Board and Chief Executive Officer and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Treasurer's actions; shall have such other powers and perform such other duties as the Board of Directors, the Chairman of the Board and Chief Executive Officer or these by-laws may, from time to time, prescribe.

         Section 14. ASSISTANT TREASURERS. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board and Chief Executive Officer may, from time to time, prescribe.

         Section 15. APPOINTED OFFICERS. The Chairman of the Board and Chief Executive Officer of the corporation may establish positions and offices identified as a function, department or other organizational component of the corporation, and may appoint individuals, who need not be employees of the corporation, to occupy those positions, subject to approval of the Compensation Committee of the corporation. The individuals so appointed shall have such duties and powers as the appointing officer may determine or as may be assigned by the Chairman of the Board and Chief Executive Officer, the Board of Directors or any Committee of the Board of Directors. The titles of such individuals (herein referred to as "appointed officers") may be either conventional corporate officer titles or titles designating a functional activity, but in all cases shall

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

contain, as an integral part of the title, a reference to the function, organizational component or department within which the position is established.

         Section 16. APPOINTMENT, REMOVAL AND TERM OF APPOINTED OFFICERS. Appointed officers may be appointed by the Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer may, at any time, remove any appointed officer, without notice, or accept such appointed officer's resignation. No term of office shall be established for any appointed officer.

         Section 17. DUTIES OF APPOINTED OFFICERS. An appointed officer shall perform such duties (not including duties normally performed by an officer of the corporation) as may, from time to time, be assigned to such appointed officer by the officer of the corporation having management responsibility for the organizational component or function to which such appointed officer is assigned.

                                   ARTICLE VII

                              CERTIFICATE OF STOCK

         Section 1. CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board and Chief Executive Officer, or a Vice President of the corporation and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. All certificates of stock issued shall be numbered consecutively.

         Section 2. COUNTERSIGNED CERTIFICATES; SIGNATURE OF FORMER OFFICERS, TRANSFER AGENTS OR REGISTRARS. Where a certificate is countersigned by (i) a transfer agent other than the corporation or its employee, or (ii) a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the

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

corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. CLOSING OF TRANSFER BOOKS. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty nor less than ten days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

         Section 6. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons, except as otherwise provided by the General Corporation Law of the State of Delaware.

         Section 7. STOCK SUBSCRIPTIONS. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the

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

payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

         Section 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it is created.

         Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such person or persons as shall be designated from time to time by the Board of Directors or by such officer or officers of the corporation as shall be appointed for that purpose by the Board of Directors.

         Section 4. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year, unless otherwise fixed by resolution of the Board of Directors.

         Section 5. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 6. INSPECTION OF BOOKS AND RECORDS. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspect, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the

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

stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

         Section 7. INCONSISTENT PROVISIONS; TITLES. In the event that any provision of these by-laws is or become inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. The section titles contained in these by-laws are for convenience only and shall be without substantive meaning or content of any kind whatsoever.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. AMENDMENTS. These by-laws may be amended or repealed by the vote of a majority of the directors present at any meeting at which a quorum is present or by the affirmative vote of the holders of not less than 66-2/3% of the total number of votes entitled to be cast generally in the election of directors.

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